                                   EXHIBIT 4

                           Specimen Stock Certificate

                           SPECIMEN STOCK CERTIFICATE



                                 Non-Negotiable

                    Incorporated Under the Laws of Maryland

No. _______                                                      Shares _______


                         Inland Real Estate Corporation

              Authorized Capital 24,000,000 Shares, $.01 Par Value


This certifies that ___________________ is the owner of ____________ Shares of Capital Stock of Inland Real Estate Corporation transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with this Seal of the Corporation,

this _________ day of _____________ A.D. 19____

_______________________________                  _______________________________
Cynthia M. Hassett, Secretary                      Robert D. Parks, President

                         LEGEND ON BACK OF CERTIFICATE



                    RESTRICTIONS RELATING TO QUALIFICATIONS
                       AS A REAL ESTATE INVESTMENT TRUST


         The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Person is an Existing holder). Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number of value of the outstanding Equity Stock of the Company (unless such Person is an Existing Holder) is in violation of the restrictions on transfer and any securities so transferred shall be designated as Excess Stock and held in trust by the Company. Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of the above limitations must notify the Company in writing immediately, in the case of a purported Transfer, and at least 15 days prior to a proposed Transfer. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Company.